June 20, 2012

Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
Attn: Steven R. Mills, Chief Financial Officer

RE: Revolving Credit Facility dated December 23, 2010 between Amyris, Inc. and Bank of the West

Ladies and Gentlemen:

As parties to the Revolving Credit Facility described above (as amended, modified, or waived, the "Agreement"), BANK OF THE WEST (the "Lender") and AMYRIS, INC. a Delaware corporation (the "Borrower") mutually agree to reduce the Commitment (as defined in the Agreement) to $0.00 and to terminate the Commitment effective June 20, 2012. As of that date, the obligations of the Lender and the Borrower under the Agreement will terminate and, except for any inchoate indemnification obligations that by their terms survive termination of the Agreement, will be of no further force or effect.

BANK OF THE WEST

By: /s/ Lebbeus S. Case, Jr.
Lebbeus S. Case, Jr.
Vice President

ACKNOWLEDGED AND AGREED:

AMYRIS, INC.

By: /s/ Steven R. Mills
Name: Steven R. Mills
Title: Chief Financial Officer